SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2005

HEALTHRENU MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-21914	84-1022287

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

12777 Jones Road, Suite 481, Houston, TX	77070

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 890-2561

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On May 23, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP, pursuant to which we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay us 97% of the lowest volume weighted average price of our common stock as quoted by on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date we deliver a notice requiring Cornell Capital to purchase our shares under the Standby Equity Distribution Agreement.

Cornell Capital’s obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including us obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement (the “Registration Statement”) and is limited to $350,000 per weekly advance.

The commitment period under the Standby Equity Distribution Agreement commences on the earlier to occur of (i) the date that the Registration Statement is declared effective by the Securities and Exchange Commission (the “Effective Date”), or (ii) such earlier date as we and Cornell Capital may mutually agree in writing.

The commitment period under the Standby Equity Distribution Agreement expires on the earliest to occur of (i) the date on which Cornell Capital has purchased an aggregate amount of $10,000,000 shares of our common stock under the Standby Equity Distribution Agreement, (ii) the date occurring twenty-four months after the Effective Date, or (iii) the date the Agreement is earlier terminated (in the event that (x) there occurs any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty trading days, other than due to the acts of Cornell Capital, during the commitment period, and (y) we fail materially to comply with any of the covenants contained in the Standby Equity Distribution Agreement and such failure is not cured within thirty days after receipt of written notice from Cornell Capital, provided, however, that this termination provision does not apply to any period commencing upon the filing of a post-effective amendment to the Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC).

We have agreed to pay Cornell Capital 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. In addition, upon execution of the Standby Equity Distribution Agreement, we paid Cornell Capital a commitment fee of $350,000, in the form of 1,465,065 shares of our common stock and a promissory note in the principal amount of $188,843. The promissory note bears interest at the rate of 12% per annum and is payable on the earlier of (i) the first trading day of the second month after the Effective Date or (ii) the first trading day in October 2005. The note will become immediately due and payable upon the occurrence of an event of default enumerated in the note. We also paid $2,500 to Cornell Capital for due diligence expenses.

We also paid Yorkville Advisors Management, LLC $10,000 of a total fee of $15,000 for structuring expenses. We have agreed to pay Yorkville Advisors Management the $5,000 balance of the structuring fee on the Effective Date of the Registration Statement and an additional structuring fee of $500 upon each advance under the Standby Equity Distribution Agreement.

We also paid Monitor Capital, Inc. a fee of $10,000 in our common stock (90,909 shares) under a placement agent agreement relating to the Standby Equity Distribution Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

(a) See Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Standby Equity Distribution Agreement dated as of May 23, 2005 between the Registrant and Cornell Capital Partners, LP.

10.2	Registration Rights Agreement dated May 23, 2005 by and between the Company and Cornell Capital Partners, LP in connection with the Standby Equity Distribution Agreement.

10.3	Placement Agent Agreement dated as of May 23, 2005 by and among the Registrant, Cornell Capital Partners, LP and Monitor Capital, Inc. in connection with the Standby Equity Distribution Agreement.

10.4	Escrow Agreement dated as of May 23, 2005 by and between the Registrant, Cornell Capital Partners, LP and David Gonzales, Esq. in connection with the Standby Equity Distribution Agreement.

10.5	Form of Promissory Note by Registrant in favor of Cornell Capital Partners, LP.

99.1	Press Release Announcing Execution of Agreements With Cornell Capital Partners, LP.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2005

HEALTHRENU MEDICAL, INC. (Registrant)
By:	/s/ Robert W. Prokos
Robert W. Prokos
President and Chief Executive Officer

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